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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT


        EMPLOYMENT AGREEMENT (this "Agreement") made as of the 9th day of March, 1998 by and between Max L. Gardner ("Employee") and Bay Apartment Communities, Inc., a Maryland corporation (the "Company").

        WHEREAS, Employee and the Company have previously entered into an Employment Agreement as of November 10, 1995 (the "Prior Agreement"); and

        WHEREAS, pursuant to the Agreement and Plan or Merger, by and between the Company and Avalon Properties, Inc., dated as of March 9, 1998 (the "Merger Agreement"), Avalon Properties, Inc. will merge into the Company; and

        WHEREAS, Employee and the Company desire to enter into a new employment agreement, effective as of the consummation of the merger contemplated by the Merger Agreement (the "Effective Date"), to replace the Prior Agreement.

        NOW, THEREFORE, the parties hereto do hereby agree as follows:

        1. Term. Subject to the consummation of the merger contemplated by the Merger Agreement, the Company hereby agrees to employ Employee, and Employee hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement for the period commencing on the Effective Date and terminating on the first anniversary of the Effective Date, unless earlier terminated as provided in Section 9 below. The term of the Agreement shall not be extended. The period of Employee's employment under the Agreement is herein referred to as the "Employment Period."

        2. Employment. During the Employment Period, Employee shall be employed as a senior executive officer of the Company with the title of Senior Vice President-Merger Integration. Employee acknowledges and consents to his removal as a member of the Board of Directors of the Company (the "Board of Directors") on the earlier of the date of Company's 1998 annual meeting or the Effective Date. In the performance of his duties, Employee shall be subject to the direction of the Chief Executive Officer, the Senior Vice President-Property Operations and the Board of Directors. Employee's duties and authority shall be commensurate with his title and position with the Company. Employee agrees to his employment as described in this Section 2 and agrees to devote substantially all of his business time and efforts to the business and affairs of the Company. Employee agrees to serve the Company faithfully and to the best of his ability, and to perform such services and duties in connection with the business, affairs and operations of the Company as may be assigned or delegated to him from time to time by or under, and in accordance with, the authority and direction of the Board of Directors, and to use his reasonable best efforts in the promotion and advancement of the Company and its welfare.


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        3. Noncompetition During Employment Period. Because Employee's services to the Company are essential and because Employee has access to the Company's confidential information, Employee covenants and agrees that during the Employment Period, Employee will be a full-time employee of the Company as provided in Section 2 hereof and Employee will not, without the express prior written consent of the Board of Directors invest in any property or any business or venture which competes, directly or indirectly, with the Company in the development, construction, acquisition, management, leasing or marketing of multi-family apartment communities or which investment would require Employee's active involvement in such business or venture or would materially impair Employee's ability to perform fully his obligations under this Agreement. Notwithstanding anything contained herein to the contrary, Employee is not prohibited by this Section 3 from making investments in any entity that owns, invests in, refurbishes, manages, leases or markets multi-family apartment communities if the shares of such entity are publicly traded and Employee's aggregate investment in such entity constitutes less than 1% of the equity ownership of such entity or from making passive investments in any properties or other businesses provided that such investments are first offered to the Company and refused by the Board of Directors.

        4. Non-Solicitation. During the Employment Period and for a period of one year following the date of any termination of employment, Employee shall not, without the prior written consent of the Company, except in the course of carrying out his duties hereunder, solicit or attempt to solicit for employment with or on behalf of any corporation, partnership, venture or other business entity, any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six months, unless such person's employment was terminated by the Company or any of such affiliates. The agreement set forth in this Section 4 shall survive the expiration of the Employment Period and any termination of this Agreement.

        5. Base Salary. During the Employment Period, Employee's salary will be at the rate of $250,000 per year ("Base Salary"). Base Salary shall be payable in accordance with the Company's normal business practices for senior executive officers, but no less frequently than monthly.

        6. Initial Stock Option Grant. Notwithstanding the consummation of the Merger, the Company shall grant to Employee on the date hereof a non-qualified option to purchase 50,000 shares of common stock of the Company, par value $.01 per share ("Common Stock"), which option shall be referred to hereunder as the "Company Stock Option". The Company Stock Option shall be granted at an exercise price equal to $37.00. The Company Stock Option shall be granted with a 10-year term and shall be exercisable as to 100% of the shares covered thereby on the tenth anniversary of the date hereof so long as Employee remains employed by the Company or one of its affiliates; provided, that, if the Merger is consummated, the Company Stock Option shall be exercisable to the extent of 33 1/3% of the shares covered thereby on each of the first three anniversaries of the Effective Date, so long as Employee remains employed by the Company or one of its affiliates.


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        7. Incentive Compensation. Employee will be eligible for bonus compensation in an amount up to 75% of the annual Base Salary with a target of 50% ("Bonus Compensation"), subject to proration for any period less than a full year. The amount of Bonus Compensation to be paid to the Employee will be determined by the Compensation Committee of the Board of Directors in its sole and absolute discretion. In addition to Bonus Compensation, Employee will have an opportunity to earn as long-term incentive compensation up to 2,000 restricted shares of Common Stock and an option to acquire up to 25,000 shares of Common Stock. Any such grants shall be determined in the sole and absolute discretion of the Compensation Committee of the Board of Directors.

        8. Automobile and Other Benefits.

               (a) Automobile. During the Employment Period, the Company shall provide Employee with a monthly car allowance of not less than $750 per month.

               (b) Other Benefits. During the Employment Period, Employee shall have the right to participate in the Company's 401(k) Savings Plan, and any health, dental, retirement, pension or other benefit plans that are made generally available to all full-time employees of the Company from time to time. Employee shall be entitled to reasonable paid vacation time in accordance with the then regular procedures of the Company for senior executive officers.

        9. Termination.

               (a) At-Will Employment. Employee's employment hereunder is "at will" and the Employment Period may be terminated by the Company at any time prior to the expiration of the term of this Agreement in Section 1 for any reason upon ten (10) days' written notice to Employee, subject only to the severance provisions set forth in Section 9(b) hereof.

               (b) Certain Benefits upon Termination by Company without Cause or by Employee With Good Reason. In the event that (A) Employee is terminated by the Company without Cause (as defined in Section 9(d) below) on or before the expiration of the Employment Period in Section 1, including termination of employment upon expiration of the Agreement, or (B) Employee voluntarily terminates his employment for Good Reason (as defined in 9(d) below), the Company shall continue to pay Employee's Base Salary for the twelve (12) months immediately following the date of termination of the Employment Period, at the rate in effect on the date of termination and on the same periodic payment dates as payment would have been made to Employee had the Employment Period not been terminated. In addition, for the twelve (12) month period referred to in the previous sentence, Employee will be eligible for Bonus Compensation pursuant to Section 7 and the Company shall pay, for such twelve (12) month period, for continuation coverage available to Employee under the Company's health and dental plans and the car allowance under Section 8(a). Upon


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        Employee's termination of employment, all options and restricted stock awards granted to the Employee prior to March 5, 1998 shall become fully vested and exercisable on the date of termination under this Section 9(b) and shall continue to be exercisable until the close of business on the 91st day following said date of termination. With regard to the Company Stock Option and other stock options and restricted stock grants awarded under this Agreement, the following shall apply: (i) any stock option, to the extent vested and exercisable pursuant to the terms of the original grant agreement, shall continue to be exercisable until the close of business on the 91st day following the date of termination, and
        (ii) any other unvested stock awards, including any unvested restricted stock or unexercisable stock option (but in no event vested restricted stock), shall cease vesting and be forfeited on the date of termination.

               (c) Termination by the Company for Cause or by Employee Without Good Reason. In the event that (A) Employee is terminated by the Company for Cause (as defined in Section 9 (d) below) or (B) Employee voluntarily terminates his employment without Good Reason (as defined in Section 9(d) below), then the Employment Period shall terminate as of the effective date set forth in the written notice of such termination in (A) or the date of termination in (B) and (i) Employee shall be entitled to receive only his Base Salary at the rate provided pursuant to Section 5 which is payable prior to the date of termination, (ii) any outstanding vested stock options, including the Company Stock Option or other stock options awarded under this Agreement, to the extent vested, shall continue to be exercisable until the close of business on the 30th day following such date of termination and (iii) other unvested stock awards, including any unvested restricted stock or unexercisable Company Stock Options (but in no event vested restricted stock), shall cease vesting and be forfeited on the date of termination.

               (d) Definitions. "Cause" shall mean a finding by the Board of Directors that the Employee has (A) acted with gross negligence or willful misconduct in connection with the performance of his material duties hereunder, (B) defaulted in the performance of his material duties hereunder and has not corrected such action within fifteen (15) days of receipt of written notice thereof; (C) committed a material act of common law fraud against the Company or its employees, which act has had an adverse impact on the financial affairs of the Company; or (D) been convicted of a felony and such conviction has had an adverse effect on the interests of the Company. "Good Reason" shall mean (I) a failure by the Board of Directors to elect Employee to offices with the same or substantially the same duties and responsibilities as set forth in
        Section 2, or (ii) a failure by the Company to comply with the provisions of Sections 5, 6 or 7, provided that the Employee delivers written notice of any such failure to the Board of Directors.

        10. Remedies For Breach. If Employee breaches the terms of this Agreement, in addition to any other remedies which it may have, the Company may terminate Employee's employment and any further participation in any employee plan in accordance with employment policies of the Company, as in effect from time to time, and Employee shall


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forfeit any further compensation. In addition, the provisions of this Agreement may be specifically enforced if not performed according to their terms. Without limiting the generality of the foregoing, the parties acknowledge that the Company would be irreparably damaged and there would be no adequate remedy at law for Employee's breach of Sections 3, 4 and 11 hereof and, accordingly, Employee hereby consents to the entry of any temporary restraining order or preliminary or ex parte injunction, in addition to any other remedies available at law or in equity, to enforce the provisions thereof. This Section 10 and the agreement hereunder shall survive the termination of this Agreement.

        11. Records and Nondisclosure of Confidential Information. All records, financial statements and similar documents obtained, reviewed or compiled by Employee in the course of the performance by him of services for the Company, whether or not confidential information or trade secrets, shall be the exclusive property of the Company. Employee shall have no rights in such documents upon any termination of this Agreement. Employee agrees to comply with and be bound by the Company's Policy on Securities Trading and Disclosure of Confidential Information previously delivered to Employee and made a part hereof. The agreement set forth in this Section 11 shall survive the expiration of the Employment Period and any termination of this Agreement.

        12. Waiver. The failure of the Company to require the performance of any term or obligation provided for herein, or the waiver by the Company of any breach of this Agreement, shall not prevent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

        13. Conflicting Agreements. Employee hereby represents and warrants that the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants in favor of any other person or entity which could affect the performance of his duties hereunder.

        14. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement supersedes and replaces any prior agreement or arrangement relative to Employee's employment by the Company, and all such prior agreements and arrangements are hereby terminated.

        15. Governing Law and Severability. This Agreement shall be governed by and construed under the laws of the State of California and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the parties hereto. In case any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal and enforceable, or if it shall not be


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possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein, and the parties will use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purpose and intent of the provision or part of such provision originally contained herein.

        16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned by Employee without the prior written consent of the Company. The Company shall require any successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Company, by an agreement in form and substance satisfactory to Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

        17. Miscellaneous. This Agreement constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings, including, without limitation, any plan or agreement providing benefits in the nature of severance, but excluding benefits provided under other Company plans or agreements, except to the extent this Agreement provides greater rights than are provided under such other plans or agreements. As of the Effective Date, this Agreement supersedes the Prior Agreement which will have no further force or effect. Employee hereby waives, to the extent applicable, the effect of the transactions contemplated by the Merger Agreement (or shareholder approval of such transaction) on any change in control provisions in any employee benefit plan or agreement of the Company.

        18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.


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        IN WITNESS WHEREOF, the Agreement is entered into as of the date first written above.

                                 BAY APARTMENT COMMUNITIES, INC.



                                 By:    /s/ Gilbert M. Meyer
                                    --------------------------------------------
                                     Title:  Chairman of the Board and President





                                 /s/ Max L. Gardner
                                 -------------------------------
                                 MAX L. GARDNER


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